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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF C.H. ROBINSON, INC.


     The Company's consolidated subsidiaries are shown below together with the percentage of voting securities owned and the state or jurisdiction of organization of each subsidiary. The names have been omitted for subsidiaries which, if considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. Subsidiaries of subsidiaries are indented in the following table:

                                                   Percentage of
                                                Outstanding Voting
Subsidiaries                                     Securities Owned
------------                                    ------------------

C.H. Robinson International, Inc.                      100%
  (Minnesota)
  CHR Greene International Company                     100%
     (Minnesota)
  C.H. Robinson Venezuela, C.A.                         51%
     (Venezuela)
C.H. Robinson de Mexico, S.A. de C.V.                  100%
  (Mexico)
CHR Aviation, Inc.                                     100%
  (Minnesota)
C.H. Robinson Company (Canada) Ltd.                    100%
  (Ontario, Canada)
CHR Financial Services, Inc.                           100%
  (Minnesota)
  Payment & Logistics Services, Inc.                   100%
     (Minnesota)
  T-Chek Systems, Inc.                                 100%
     (Minnesota)
  Cityside Holding Company 1/                           96%
     (Minnesota)
     Cityside Insurance Company Ltd.                   100%
       (Turks and Caicos Islands)
     Cityside Financial Services of Wisconsin, Inc.    100%
       (Wisconsin)
       Cityside Finance Corporation I                  100%
       (Delaware)

---------------
1/ In July 1997, the Company approved a plan to sell its consumer finance business, which includes Cityside Holding Company and its subsidiaries. The Company expects the sale to occur before the end of 1997.
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     Cityside Savings & Financial Services Co.         100%
       (Minnesota)
Combined Transport Group, Inc.                         100%
  (Minnesota)
C.H. Robinson Company                                  100%
  (Delaware)
  Daystar-Robinson, Inc.                               100%
     (Delaware)
  CTSI Robinson, Inc.                                  100%
      (Georgia)
  Fresh 1 Marketing, Inc.                              100%
     (Minnesota)
Wagonmaster Transportation Co.                         100%
  (Minnesota)
Brown-Robinson Ingredient, Inc.                        100%
  (Minnesota)
Robinson Europe, S.A.                                  100%
  (France)
  Transeco S.A.                                        100%
      (France)
  Robinson Italia SRL                                   95%
     (Italy)
C.H. Robinson (UK) Limited                             100%
  (United Kingdom)